                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12
                                    ENTRADE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                    ENTRADE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                  ENTRADE INC.
                               500 CENTRAL AVENUE
                           NORTHFIELD, ILLINOIS 60093

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on March 5, 2001.

                  As a shareholder of Entrade Inc. ('Entrade" or the "Company"), you are invited to be present, or represented by proxy, at the Annual Meeting of Shareholders, for the fiscal year ending December 31, 1999, to be held at the Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028-6003, on March 5, 2001, at 10:30 a.m. Pacific time, for the following purposes:

                  1. To elect Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Robert L. Johnson, Gerard M. Kenny, John Tull, Corey P. Schlossmann and Maynard K. Louis to the Board of Directors of the Company for a term of one (1) year.

                  2. For the shareholders to consider and act upon a resolution authorizing the increase of the number of shares authorized to be issued under the Entrade Inc. 1999 Nonqualified Stock Option Agreement of Non-Executive Officer Employees.

                  3. For the shareholders to consider and act upon a resolution authorizing the increase of the number of shares authorized to be issued under the Entrade Inc. 1996 Employee Stock Option Plan.

                  4. For the shareholders to consider and act upon a resolution authorizing the increase of the number of shares authorized to be issued under the Entrade Inc. 1996 Disinterested Directors' Stock Option Plan.

                  5. For the shareholders to consider and act upon a resolution approving certain stock option grants to Corey Schlossmann, John Dorr and Norman Smagley.

                  6. For the shareholders to consider and act upon a resolution approving certain stock option grants to John Harvey, John G. Hamm, Peter R. Harvey, Corey Schlossmann and Norman Smagley.

                  7. For the shareholders to consider and act upon a resolution approving the increase of the number of authorized shares from 40,000,000 common shares and 4,000,000 preferred shares to 75,000,000 common shares and 20,000,000 preferred shares.

                  8. For the shareholders to consider and act upon a resolution approving the restructuring of certain notes and the issuance of certain stock options, common shares and warrants to Corey P. Schlossmann.

                  9. For the shareholders to consider and act upon a resolution adopting the Entrade Inc. 2001 Nationwide Employees' Qualified Incentive Stock Option Plan.

                  10. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

                  11. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on February 12, 2001 are entitled to vote at the Annual Meeting of Shareholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's stock must be represented at the meeting in order to constitute a quorum, all shareholders are urged either to attend the meeting or to be represented by proxy.

         If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.


                                       By Order of the Board of Directors

                                       John G. Hamm, Secretary
                                       February 12, 2001

Have you moved? If so, please complete and return the change of address form on the last page.

                              AVAILABLE INFORMATION

         Entrade is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its regional offices located at 7 World Trade Center, New York, New York 10048 and 500 W. Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by Entrade can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006. The filings with the Commission of Entrade are also available to the public form commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov"

                     INCORPORATION OF DOCUMENTS BY REFERENCE

THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED WITHOUT CHARGE, ON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, FROM ENTRADE INC., 500 CENTRAL AVENUE, NORTHFIELD IL 60063, TELEPHONE NUMBER (847) 784-3300.

                  The following documents filed with the Commission by Entrade (File No. 1-3916) pursuant to the Exchange Act are incorporated by reference herein:

                  1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Entrade 10-K").

                  2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

                  3. Current Report on Form 8-K dated January 26, 2000, March 27, 2000, April 3, 2000, April 20, 2000, April 24, 2000 and October 24,
         2000.

         All documents and reports subsequently filed by Entrade pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the 1999 Entrade annual meeting shall be deemed to be incorporated by reference herein, and shall be a part hereof from the date of filing of such documents. Any statement contained in any documents incorporated or deemed to be incorporated by reference herein, or contained in the Proxy Statement, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of the Proxy Statement, except as so modified or superseded.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                              CAUTIONARY STATEMENT

         When used in this Proxy Statement the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Entrade does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                TABLE OF CONTENTS


PROXY STATEMENT..................................................................................................      1


PROPOSAL ONE:ELECTION OF DIRECTORS...............................................................................      2

   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT............................................................      3
   INFORMATION REGARDING DIRECTORS...............................................................................      3
   TERM EXPIRING AT NEXT SHAREHOLDERS' MEETING AT WHICH DIRECTORS ARE ELECTED....................................      3
   DIRECTORS' COMPENSATION.......................................................................................      5
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.............................................................      5

REPORT OF THE AUDIT COMMITTEE....................................................................................      5


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................      6


MANAGEMENT.......................................................................................................      6

   INFORMATION REGARDING EXECUTIVE OFFICERS......................................................................      6
   EXECUTIVE COMPENSATION........................................................................................      7
   SUMMARY COMPENSATION TABLE....................................................................................      7
   1999 OPTION VALUES............................................................................................      8
   OPTION GRANTS IN FISCAL YEAR 1999.............................................................................      9
   AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AS OF DECEMBER 31, 1999.................................      9
   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................................................      9
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................................................     10
   NORMAN SMAGLEY EMPLOYMENT AGREEMENT...........................................................................     12
   COREY SCHLOSSMANN EMPLOYMENT AGREEMENT........................................................................     13
   JOHN H. DORR EMPLOYMENT AGREEMENT.............................................................................     14

STOCK OPTION PLANS...............................................................................................     15

   THE 1985 AND 1996 OPTION PLANS................................................................................     15
   THE 1996 DISINTERESTED DIRECTORS STOCK OPTION PLAN............................................................     15
   THE 1999 NON-QUALIFIED STOCK OPTION PLAN......................................................................     15
   THE 1999 NONQUALIFIED STOCK OPTION AGREEMENT OF NON-EXECUTIVE OFFICER EMPLOYEES...............................     16

RELATED PARTY TRANSACTIONS.......................................................................................     16

   ROBERT D. KOHN AND WORLDWIDE..................................................................................     16
   JOHN HARVEY...................................................................................................     17
   PETER R. HARVEY...............................................................................................     17
   DON G. HAIDL AND COREY P. SCHLOSSMANN.........................................................................     18
   HOWARD R. CONANT..............................................................................................     19

PERFORMANCE INFORMATION..........................................................................................     19


PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE 1999 NONQUALIFIED STOCK OPTION AGREEMENT OF NON-EXECUTIVE OFFICER
EMPLOYEES .......................................................................................................     20


PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE 1996 EMPLOYEE STOCK OPTION PLAN..................................     21

PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO THE 1996 DISINTERESTED DIRECTORS' STOCK OPTION........................     21


PROPOSAL FIVE: APPROVAL OF GRANTS OF STOCK OPTIONS TO EXECUTIVE OFFICERS.........................................     22


PROPOSAL SIX: APPROVAL OF GRANTS OF STOCK OPTIONS TO EXECUTIVE OFFICERS AND DIRECTORS............................     22


PROPOSAL SEVEN: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.     23


PROPOSAL EIGHT: RESTRUCTURING OF NOTE TO COREY SCHLOSSMANN.......................................................     24


PROPOSAL NINE: APPROVAL OF ENTRADE INC. 2001 NATIONWIDE EMPLOYEES' QUALIFIED INCENTIVE STOCK OPTION PLAN.........     25


PROPOSAL TEN: SELECTION OF AUDITORS..............................................................................     26


SHAREHOLDERS' PROPOSALS..........................................................................................     26


GENERAL AND OTHER MATTERS........................................................................................     26


APPENDIX A - ENTRADE INC. AUDIT COMMITTEE CHARTER................................................................

                                  ENTRADE INC.
                               500 CENTRAL AVENUE
                           NORTHFIELD, ILLINOIS 60093
                                 PROXY STATEMENT

                  This Proxy Statement, Notice of Meeting and Proxy which will be mailed on or about February 12, 2001 are furnished in connection with the solicitation by the Board of Directors of Entrade Inc. ("Entrade" or the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028-6003, on March 5, 2001 at 10:30 a.m., Pacific time, and any adjournments thereof.

                  Shareholders of record at the close of business on February 12, 2001 (the "record date") will be entitled to one vote at the meeting for each share then held. On February 12, 2001, the record date, there were 17,788,537 shares of common stock of Entrade outstanding. Each common share is entitled to one vote in person or by proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A shareholder may abstain from voting or may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card.

         UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED, AS SPECIFIED BELOW:

                  1. To elect Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Robert L. Johnson, Gerard M. Kenny, John Tull, Corey P. Schlossmann and Maynard K. Louis to the Board of Directors of the Company for a term of one (1) year.

                  2. For the shareholders to consider and act upon a resolution authorizing the increase of the number of shares authorized to be issued under the Entrade Inc. 1999 Nonqualified Stock Option Agreement of Non-Executive Officer Employees.

                  3. For the shareholders to consider and act upon a resolution authorizing the increase of the number of shares authorized to be issued under the Entrade Inc. 1996 Employee Stock Option Plan.

                  4. For the shareholders to consider and act upon a resolution authorizing the increase of the number of shares authorized to be issued under the Entrade Inc. 1996 Disinterested Directors' Stock Option Plan.

                  5. For the shareholders to consider and act upon a resolution approving certain stock option grants to Corey Schlossmann, John H. Dorr and Norman Smagley.

                  6. For the shareholders to consider and act upon a resolution approving certain stock option grants to John Harvey, John G. Hamm, Peter R. Harvey, Corey Schlossmann and Norman Smagley.

                  7. For the shareholders to consider and act upon a resolution approving the increase of the number of authorized shares from 40,000,000 common shares and 4,000,000 preferred shares to 75,000,000 common shares and 20,000,000 preferred shares.

                  8. For the shareholders to consider and act upon a resolution approving the restructuring of certain notes and the issuance of certain stock options, common stock and warrants to Corey P. Schlossmann.

                  9. For the shareholders to consider and act upon a resolution adopting the Entrade Inc. 2001 Nationwide Employees' Qualified Incentive Stock Option Plan.

                  10. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

                  11. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         All proxies may be revoked and execution of the accompanying proxy will not affect a shareholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later dated proxy. Any shareholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy.

         THIS PROXY STATEMENT IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ENTRADE. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to shareholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or in person without additional compensation therefor.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

         Nine directors are to be elected at the annual meeting for a term of ONE (1) year expiring in 2002.

         The Board of Directors has nominated Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Gerard M. Kenny, Robert L. Johnson, Maynard K. Louis, Corey P. Schlossmann and John Tull for election as directors for such terms. See "Information Concerning Directors and Nominee" for a description of the business experience of, and other information concerning Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Gerard M. Kenny, Robert L. Johnson, Maynard K. Louis, Corey P. Schlossmann and John Tull. Unless you indicate to the contrary, the persons named in the accompanying proxy will vote for the election of the nominees named below.

         If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, a contingency which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

INFORMATION REGARDING DIRECTORS

         The following table lists the name and age of each director of Entrade, his business experience during the past five (5) years, his positions with Entrade and certain directorships.

TERM EXPIRING AT NEXT SHAREHOLDERS' MEETING AT WHICH DIRECTORS ARE ELECTED

Name                          Age       Positions and Experience
----                          ---       ------------------------
John Harvey(1)(5)              69       Chairman of the Board of Directors and Director since September 1999; served as Chairman of the Board of Directors and Director of Artra from 1968 to September 1999; Chief Executive
                                        Officer of Artra from 1968 until June 30, 1999; Chairman of the Board of Directors, since
                                        1985, a Director from 1982 to December 1995 and the Chief Executive Officer from 1990 to
                                        November 1995 of Comforce Corporation (temporary professional employment, formerly The Lori
                                        Corporation); an equity holding of Entrade representing 10% of Comforce outstanding stock;
                                        a Director of Plastic Specialties and Technologies, Inc. ("PST") (textiles, hose and tubing);  Director of PureTec Corporation,  the  successor by merger to  Ozite, until March of 1998, when PureTec was merged into Teckni-Plex, Inc.

Peter R. Harvey(1)(5)          67       Vice Chairman, Chairman of the Executive Committee and Director since September 1999;
                                        served as Vice Chairman, Chairman of the Executive Committee of Artra from June 1999 to
                                        September 1999; Director of Artra since 1968 to September 1999; President and Chief
                                        Operating Officer of Artra from 1968 to June 1999; Acting Chief Executive Officer of
                                        Entrade since October, 2000; Director of Comforce (temporary professional employment, formerly The Lori Corporation) from 1985 to December 1995 and a vice president through
                                        January 1996, an equity   holding   of Entrade representing 10% of Comforce outstanding
                                        common stock;).  Director of PureTec Corporation, (textiles, hose and tubing) the successor by merger to Ozite, until March of 1998, when PureTec was merged into Teckni-Plex, Inc.

Gerard M. Kenny(3)(4)          51       Director since September 1999; served as Director of Artra from 1988 to September 1999;
                                        Executive Vice President and Director since 1982 of Kenny Construction Company (diversified heavy construction); General Partner of Clinton Industries (investments), a limited partnership, since 1972.

Edward A. Celano(3)(4)         63       Director since September 1999; served as Director of Artra from 1996 to September 1999;
                                        Executive Vice President of the Atlantic Bank of New York since May 1, 1996, Senior Vice
                                        President of National Westminster, USA from 1984 through April 1996.

Howard R. Conant               77       Director since September 1999; served as Director of Artra from 1996 to September 1999;
                                        Retired Chairman of the Board of Interstate Steel Co., 1970 to 1990, and a consultant to
                                        Interstate through 1992.

Maynard  K. Louis(2)(4)        72       Director since September 1999; served as Director of Artra from 1993 to 1995 and from 1996 to September 1999; Retired Chairman of the Board of Lord Label (now known as Porter &
                                        Chadburn), a printing company, from 1965 to 1989, Vice President, 1989 to 1993, director of
                                        Entrade from 1993 through 1995.

Robert L. Johnson(2)           66       Director since September 1999; served as Director of Artra from 1996 to September
                                        1999; Chairman and Chief Executive Officer of Johnson Bryce, Inc., flexible packaging materials of food products since 1991, and previously, for many years, a vice president of
                                        Sears Roebuck & Co.

John Tull(2)                   75       Director since September 1999; served as Director of Artra from February 1999 to September
                                        1999; Chairman of the Audit Committee; President of J.K. Tull Associates, Ltd. since 1986.

Corey P. Schlossmann           45       Director since October 1999; Chief Executive Officer of Nationwide since October 1999 and
                                        Chief Financial Officer of Nationwide since January 1999; Partner of Gordon, Fishburn &
                                        Schlossmann, certified public accountants, since 1995; Partner in Brentwood Management
                                        Group, Partner of Hankin & Co., a consulting firm focused on implementing strategic solutions for owner managed businesses and forensic consulting, from 1988 until 1995.

(1) Member of the executive committee. Our executive committee has the authority to take all action that can be taken by the full board of directors, consistent with Pennsylvania law, between meetings of our board of directors.

(2) Member of the audit committee. Our audit committee reviews audit reports and management recommendations made by our independent accountants.

(3) Member of the compensation committee. Our compensation committee has the authority to review and recommend compensation plans and approve compensation changes.

(4) Member of the stock option committee. Our stock option committee has the authority to grant and review awards under our stock option plans. Mr. Louis is only a member of the stock option committee for purposes of the Restated 1985 Stock Option Plan.

(5)      John Harvey and Peter R. Harvey are brothers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR THE OFFICE OF DIRECTOR.

DIRECTORS' COMPENSATION

         Directors who are not employees are entitled to receive an annual retainer of $10,000. Each outside director who sits on an established committee of Entrade is entitled to receive $250 per committee meeting attended and the chairman of a committee is entitled to receive $500 for each meeting. Employees who also serve as directors or committee members receive no additional compensation for the service.

         In 1999, each of our outside directors, as directors of Artra, received options to purchase 2,500 shares of Artra common stock at an exercise price of $5.375 per share. Also, John Tull received an additional grant of options to purchase 10,000 shares of Artra common stock at an exercise price of $4.75 per share. These options have a term of ten years from the date of grant.

         In 2000, each of our outside directors received options to purchase 2,500 shares of Entrade common stock at an exercise price of $40.00 per share and 12,500 shares of Entrade common stock at $5.125 per share. These options have a term of ten (10) years from the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1999, the Board of Directors held five (5) formal meetings. All current directors attended at least 80% of those meetings, except one director who only attended 20% of those meetings.

                          REPORT OF THE AUDIT COMMITTEE

         The audit functions of the Audit Committee are focused on three areas:

- the adequacy of the company's internal controls and financial reporting process and the reliability of the company's financial statements.

- the independence and performance of the company's internal auditors and independent auditors.

-        the company's compliance with legal and regulatory requirements.

         We meet with management to consider the adequacy of the company's internal controls and the objectivity of its financial reporting. We discuss these matters with the company's independent auditors and with appropriate company financial personnel.

         We meet privately with the independent auditors who have unrestricted access to the committee.

         We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.

         The Directors who serve in the committee are all "Independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship to Entrade that may interfere with our independence from Entrade and its management.

         The Board has adopted a written charter setting out the audit related functions the committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

         Management has primary responsibility for the company's financial statement and the overall reporting process, including the company's system of internal controls.

         The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

Maynard K. Louis, Robert L. Johnson, John Tull, Members of the Audit Committee

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file reports of holdings and transactions with Entrade stock. Based on our records and other information, we believe that all Securities Exchange Commission filing requirements applicable to our directors and executive officers with respect to fiscal 1999 were met.

                                   MANAGEMENT

INFORMATION REGARDING EXECUTIVE OFFICERS

         Set forth below is information concerning the executive officers and other key employees of Entrade who were in office or employed as of the date of this Prospectus.

Name                          Age         Position
----                          ---         --------
John Harvey                    69         Chairman of the Board
Peter R. Harvey                67         Vice Chairman and Acting Chief  Executive Officer
John G. Hamm                   62         Executive Vice President and Secretary
Norman Smagley                 42         Executive Vice President and Chief  Financial Officer
Corey P. Schlossmann           45         Chief Executive Officer-Nationwide
John H. Dorr                   54         Executive Vice President

         John Harvey, Chairman. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

         Peter R. Harvey, Vice Chairman and Acting Chief Executive Officer of Entrade. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

         John G. Hamm, Executive Vice President of Entrade since September 1999. Mr. Hamm served as our Chief Financial Officer from September 1999 to March 2000 and as ARTRA's Secretary from September 1999 until November 1999 and Entrade's Secretary since April 2000. Mr. Hamm served as Executive Vice President of Artra from February 1988 to September 1999 and as Artra's Vice President - Finance, from 1975 until 1988 and as Secretary of Artra from August 1999 to September 1999. Mr. Hamm has also served as Vice President Finance, from August 1990 until July 1995, and as a Director, from 1984 until July 1995 of Ozite Corporation. Mr. Hamm also served as a Director of SoftNet Systems, Inc. from 1985 to January 1999 and served as Director of PST from 1985 until January 1996.

         Norman Smagley, Executive Vice President and Chief Financial Officer of Entrade. Mr. Smagley has served as Executive Vice President and Chief Financial Officer, since April 3, 2000. Mr. Smagley also serves as the Chief Financial Officer of entrade.com, inc., Truckcenter.com, Inc. and as a director of printeralliance.com, inc. and Utiliparts.com Inc. and Tradetextile.com Inc. Prior to joining Entrade, Mr. Smagley was the Senior Vice President and Chief Financial Officer of Donlen Corp (vehicle fleet leasing) from December 1998 to March 2000; Senior Vice President and Chief Financial Officer of First Merchants Acceptance Corp. (non prime auto lending) from March 1997 to December 1997; and Vice President of Finance and Chief Financial Officer of Trans Leasing International Inc. (equipment leasing) from March 1994 to February 1997.

         Corey P. Schlossmann, CEO of Nationwide since October 1999 and Chief Financial Officer of Nationwide since January 1999; Partner of Gordon, Fishburn & Schlossmann, certified public accountants, since 1995 and Brentwood Management Group.

         John H. Dorr, President and Chief Executive officer of Truckcenter.com from September 15, 2000 to November 1, 2000; Executive Vice President of Entrade since November 2000; President of Ryder Public Transportation Company (providing public transportation services) from 1996 to March 2000.

         Officers are appointed by the boards of directors of Entrade and its subsidiaries and serve at the pleasure of each respective board. Except for the relationship of Peter R. Harvey (a director and executive officer) and John Harvey (a director and executive officer), who are brothers, there are no family relationships among the executive officers and/or directors, nor are there any arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as may be hereinafter described.

EXECUTIVE COMPENSATION

         We assumed all employment agreements and stock options and plans of Artra upon the closing of the merger in September 1999. Because we commenced operations in 1999, no compensation information regarding directors and officers is available for prior years.

         The following table contains information with respect to all compensation paid by us during 1999 to our chief executive officer and the only other executive officer who received combined salary and bonus from us in excess of $100,000 for 1999.

                           SUMMARY COMPENSATION TABLE

         Name and                                                                        Long Term
    Principal Position                      Annual Compensation                        Compensation
                                                                 Other Annual
                                 Salary ($)      Bonus ($)       Compensation ($)       Securities
                                                                                     Underlying Options       All Other
                                                                                             (#)            Compensation ($)
Mark F. Santacrose,               62,500        150,000(2)           1,800                 (1)                  833 (4)
President and Chief
Executive Officer (1)

         Name and                                                                        Long Term
    Principal Position                      Annual Compensation                        Compensation
                                                                 Other Annual
                                 Salary ($)      Bonus ($)       Compensation ($)       Securities
                                                                                     Underlying Options       All Other
                                                                                             (#)            Compensation ($)
Robert D. Kohn,                   29,058        125,000(3)                                 (3)                  508(4)
Former President of
entrade.com (3)

(1) Under the terms of an Artra employment agreement effective June 28, 1999 that we have assumed, Mr. Santacrose was granted options to acquire 200,000 shares of Artra common stock at $10.00 per share, which options vested immediately on that date, and options to acquire 100,000 shares of Artra common stock at $12.875 per share, which options vested on June 28, 2000. All options granted expire June 28, 2009. The closing price of Artra common stock on the New York Stock Exchange on June 28, 1999, the date of the grant, was $12.875. Mr. Santacrose resigned as an officer and director of Entrade effective October 18, 2000.

(2) Artra had agreed to pay Mr. Santacrose a bonus of $100,000 for 1999 to compensate him for forfeiture of compensation to which he would have been entitled from his previous employer. This bonus was paid in January 2000. A bonus of $50,000 was paid by us to Mr. Santacrose with respect to his performance in 1999. This bonus was paid in March 2000.

(3) Robert D. Kohn had an employment agreement with Artra for a term that commenced February 23, 1999 and ended February 17, 2002. We assumed this employment agreement. The employment agreement provided for an option to purchase 1,000,000 shares of Artra common stock at an exercise price of $2.75 per share. The options vested in equal one-third installments on December 1, 1999, February 18, 2000, and February 18, 2001. Mr. Kohn's resigned from Entrade on April 3, 2000. In March 2000, entrade.com paid Mr. Kohn a bonus of $125,000 with respect to his performance in 1999. Mr. Kohn also exercised 333,333 options on February 18, 2000 and 333,333 on March 1, 2000.

(4) The amounts represent contributions by the Company to the Company's 401(k) plan.

1999 OPTION VALUES

         The following table shows information regarding the unexercised options held as of December 31, 1999 by our chief executive officer and the only other executive officer who received combined salary and bonus from us in excess of $100,000 for 1999. Neither officer exercised any options during 1999.


Name                                        Number of Shares Underlying          Value of Unexercised in-the-Money
                                      Unexercised Options as of December 31,    Options as of December 31, 1999 (1)
                                                       1999
                                             Exercisable/Unexercisable               Exercisable/Unexercisable
Mark F. Santacrose (2)                            200,000/100,000                       6,175,000/2,800,000

Robert D. Kohn (3)                                333,333/666,667                      12,708,321/25,416,679

(1) The value per option is calculated by subtracting the exercise price of the option from the fair market value of our common stock of $40-7/8 per share on December 31, 1999.

(2) Mr. Santacrose resigned as an officer and director of Entrade on October 18, 2000.

(3)      Mr. Kohn resigned on April 3, 2000.

         The following discussion provides information regarding executive officer employment agreements and compensation arrangements.

OPTION GRANTS IN FISCAL YEAR 1999

                  In 1999, Entrade granted options to certain of its Board of Directors in accordance with the Artra Group Incorporated 1996 Disinterested Directors Stock Option Plan, as follows:

NO. OF SHARES     OPTION PRICE              DATE OF GRANT              NATURE OF OPTION
 2,500                $3.375                February 1, 1999           Non-statutory
10,000                  4.75                January 6, 1999            Non-statutory

         The following table sets forth information concerning the aggregate number and values of options held by the Chief Executive Officer and the other executive officers of Entrade listed in the Summary Compensation Table as of December 31, 1999 which were granted to such officers in consideration of their services as officers or directors of Entrade. No other options held by the Chief Executive Officer or any other executive officers of Entrade listed in the Summary Compensation Table were exercised in 1999.

AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AS OF DECEMBER 31, 1999

                                                                       Number of       Value of Unexercised
                                                                 Unexercised Options      In-the-Money
                                                                     at 12-31-99       Options at 12-31-99
                         Shares Acquired         Value               Exercisable/           Exercisable/
Name                      on Exercise           Realized            Unexercisable (1)    Unexercisable (2)
----                      -----------           --------            -----------------    -----------------
John Harvey                 37,397              $92,919               218,603/0           $7,888,997/None
John G. Hamm                79,299            1,797,237               96,151 /0           $3,432,353/None
Howard Conant               15,000              183,125                  0/0                   0/0

(1) See the notes under "Principal Shareholders" for a description of the options (including exercise prices) granted to each of the directors/executive officers listed in this table.

(2) The listed options were issued at per share exercise prices of from $3.65 per share to $5.25 per share. The market price of Common Stock as of the close of trading on December 31, 1999 on the New York Stock Exchange was $40.875 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Authority to determine the compensation of executive officers is conferred upon Entrade's Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of February 12, 2000, there were 17,788,537 shares of Common Stock issued and outstanding. The following table sets forth the number and percentage of Common Stock known by management of Entrade to be beneficially owned as of February 12, 2000 by (i) all shareholders known by management of Entrade to own 5% or more of Entrade's Common Stock, (ii) all directors of Entrade, (iii) each executive officer included in the Summary Compensation Table and (iv) all directors, executive officers and other key employees of Entrade as a group (12 persons). Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated.


Name of Beneficial Owner                                Number of Shares Beneficially Owned         Percent of Class
------------------------                                -----------------------------------         ----------------
5% HOLDERS:

WorldWide(1)                                                      1,575,000                             8.85%

Don Haidl(2)                                                      1,444,923                             8.12%

DIRECTORS AND EXECUTIVE OFFICERS:

John Harvey(3)                                                      704,057                              3.96%

Peter R. Harvey(4)                                                  729,804                              4.10%

Gerard M. Kenny(5)                                                  122,080                                  *

Maynard K. Louis(6)                                                  97,250                                  *

Edward A. Celano(7)                                                  59,882                                  *

Howard R. Conant(8)                                                 428,000                              2.40%

Robert L. Johnson(9)                                                 36,113                                  *

Corey Schlossmann(10)                                               535,731                              3.01%

John K. Tull (11)                                                    55,587                                   *

John G. Hamm(12)                                                    175,778                                   *

Norman Smagley(13)                                                  300,000                              1.69

John H. Dorr(14)                                                    100,000                                   *

All directors and officers as a group
(12 persons)(15)                                                  3,344,282                             18.80%

         *        Less than 1% of the outstanding shares.

(1) WorldWide's business address is 521 Fellowship Road, Suite 130, Mount Laurel, New Jersey 08054.

(2) Mr. Haidl's business address is 13005 East Temple Avenue, City of Industries, California 91746. The shares of our common stock owned by Mr. Haidl consist of 477,523 shares held directly by him and 967,400 shares held for the benefit of Mr. Haidl by Capital Direct Trust.

(3) The shares of our common stock beneficially owned by Mr. Harvey consist of 487,916 shares held directly by him or in the Harvey family trust (with respect to which he holds voting and investment power), 5,632 shares held by Mr. Harvey's wife, 7,452 shares held in his 401(k) plan, 131,000 shares issuable under an option which expires October 3, 2006 at an exercise price of $5.25 per share, 35,000 shares issuable under an option which expires January 5, 2009 at an exercise price of $4.75 per share, and an aggregate of 12,057 shares issuable under warrants expiring at various dates in 2001 at exercise prices of $6.00 per share to $6.25 per share received in 1996 as additional compensation for 1996 short-term loans and 25,000 shares issuable under an option which expires on August 8, 2010 at an exercise price of $5.125 per share.

(4) The shares of our common stock beneficially owned by Mr. Harvey consist of 461,377 shares held directly by him, 600 shares owned by his wife, 634 shares held in his 401(k) plan, 7,193 shares held in his individual retirement account, 20,000 shares issuable under an option which expires September 18, 2001 at an exercise price of $3.65 per share, 15,000 shares issuable under an option which expires January 7, 2003 at an exercise price of $3.75 per share, 150,000 shares issuable under an option which expires January 5, 2009 at an exercise price of $4.75 per share, and 75,000 shares issuable under an option which expires on August 8, 2010 at an exercise price of $5.125 per share.

(5) The shares of our common stock beneficially owned by Mr. Kenny consist of 2,668 shares held by Kenny Construction Company, 89,412 shares held by Clinton Industries, 12,500 shares issuable under an option which expires May 27, 2008 at an exercise price of $3.125 per share, 2,500 shares issuable under an option which expires January 31, 2009 at an exercise price of $5.375 per share, 2,500 shares issuable under an option which expires January 31, 2010 at an exercise price of $40.00 per share and 12,500 shares issuable under an option which expires August 8, 2010 at an exercise price of $5.125 per share.. Mr. Kenny is Executive Vice President, Director and beneficial owner of 16.66% of the issued and outstanding stock of Kenny Construction Company. He is also the General Partner and a 14.28% beneficial owner of Clinton Industries, a limited partnership.

(6) The shares of our common stock beneficially owned by Mr. Louis consist of 67,250 shares held directly by him, 12,500 shares issuable under an option which expires May 27, 2008 at an exercise price of $3.125 per share, 2,500 shares issuable under an option which expires January 31, 2009 at an exercise price of $5.375 per share, 2,500 shares issuable under an option which expires January 31, 2010 at an exercise price of $40.00 per share, 12,500 shares issuable under an option which expires August 8, 2010 at an exercise price of $5.125 per share.

(7) The shares of our common stock beneficially owned by Mr. Celano consist of 29,882 shares held directly by him, 12,500 shares issuable under an option which expires May 27, 2008 at an exercise price of $3.125 per share, 2,500 shares issuable under an option which expires January 31, 2009 at an exercise price of $5.375 per share, 2,500 shares issuable under an option which expires January 31, 2010 at an exercise price of $40.00 per share and 12,500 shares issuable under an option which expires August 8, 2010 at an exercise price of $5.125 per share.

(8) Mr. Conant holds 344,000 shares of our common stock directly and 20,000 shares in his individual retirement account. Mr. Conant's wife holds 9,000 shares of our common stock. Mr.

         Conant holds 2,500 shares issuable under an option which expires January 31, 2010 at an exercise price of $40.00 per share and 12,500 shares issuable under an option which expires August 8, 2010 at an exercise price of $5.125 per share and a warrant to purchase 40,0000 shares of Entrade common stock at a price of $16.21 per share which warrant expires on May 14, 2010.

(9) The shares of our common stock beneficially owned by Mr. Johnson consist of 6,113 shares held directly by him, 12,500 shares issuable under an option which expires May 28, 2008 at an exercise price of $3.125 per share, 2,500 shares issuable under an option which expires January 31, 2009 at an exercise price of $5.375 per share, 2,500 shares issuable under an option which expires January 31, 2010 at an exercise price of $40.00 per share and 12,500 shares issuable under an option which expires August 9, 2010 at an exercise price of $5.125 per share.

(10) The shares of our common stock beneficially owned by Mr. Schlossmann consist of 128,731 shares held directly by him and 57,000 shares held for the benefit of Mr. Schlossmann by Core Capital IV Trust and 200,000 shares issuable under an option which expires October 15, 2009 at an exercise price of $9.00 per share and 150,000 shares issuable under an option which expires on August 8, 2010 at an exercise price of $5.125 per share.

(11) The shares of our common stock beneficially owned by Mr. Tull consist of 28,087 shares held directly by him, 10,000 shares issuable under an option which expires January 6, 2009 at an exercise price of $4.75 per share and 2,500 shares issuable under an option which expires January 31, 2009 at an exercise price of $5.375 per share, 2,500 shares issuable under an option which expires January 31, 2010 at an exercise price of $40.00 per share and 12,500 shares issuable under an option which expires August 8, 2010 at an exercise price of $5.125 per share.

(12) The shares of our common stock beneficially owned by Mr. Hamm consist of 4,534 shares held directly by him, 93 shares held jointly with others, 82,203 shares issuable under an option which expires October 3, 2006 at an exercise price of $5.25 per share, 75,000 shares issuable under an option which expires August 8, 2010 at an exercise price of $5.125 per share and 13,948 shares issuable under an option which expires January 5, 2009 at an exercise price of $4.75 per share.

(13) The shares of our common stock beneficially owned by Mr. Smagley consist of 150,000 shares issuable under an option which expires April 3, 2010 at an exercise price of $25.375 per share and 150,000 shares issuable under an option which expires August 8, 2010 at an exercise price of $5.125 per share.

(14) The shares of our common stock beneficially owned by Mr. Dorr consist of 100,000 shares issuable under an option which expires September 15, 2003 at an exercise price of $5.125 per share.

(15) The shares of our common stock held by this group include an aggregate of 3,344282 shares that these persons have the right to purchase under currently exercisable stock options and warrants.

NORMAN SMAGLEY EMPLOYMENT AGREEMENT

         On March 9, 2000, we entered into an agreement with Norman Smagley. Under the agreement, Mr. Smagley agreed to become our Executive Vice President and Chief Financial Officer. The following is a summary of the terms of the employment agreement.

         TERM:                              The initial term ends April 3, 2003.
                                            Commencing April 3, 2003 and each
                                            anniversary after this date, the
                                            term is automatically extended for
                                            one additional year unless either
                                            party gives 90 days' advanced
                                            written notice that he or it does
                                            not desire to extend the term for
                                            the additional one-year period.

         CASH COMPENSATION:                 Base salary of $200,000 per year,
                                            subject to increase at the
                                            discretion of our board of
                                            directors.

         STOCK OPTIONS: Option to purchase 150,000 shares of our common stock at $25.375, exercisable as to 50,000 shares commencing April 3, 2001, 50,000 additional shares commencing April 3, 2002, and 50,000 shares commencing April 3, 2003, all exercisable until April 3, 2010.

         TERMINATION:                       If we terminate his employment
                                            during the initial term other than
                                            for cause or he terminates the
                                            agreement during the initial term
                                            for good reason, Mr. Smagley is
                                            entitled to the payment of his base
                                            salary through the later of the end
                                            of the initial term or six months
                                            from the date of termination. If the
                                            termination occurs during a renewal
                                            term, we will pay him a lump sum
                                            equal to the sum of his base salary
                                            for a period of six months at the
                                            effective date of termination.

         CHANGE OF CONTROL:                 In the event of a change of control
                                            of Entrade as defined in the
                                            agreement, Mr. Smagley would be
                                            entitled to receive a lump-sum
                                            payment equal to his base salary at
                                            its then current rate for a period
                                            of 24 months.

COREY SCHLOSSMANN EMPLOYMENT AGREEMENT

         On October 15, 1999, we and our subsidiaries comprising Nationwide entered into an agreement with Corey Schlossmann. Under the agreement, Mr. Schlossmann agreed to become an executive officer of Nationwide. We agreed to guarantee Nationwide's performance under the employment agreement. Mr. Schlossmann's employment agreement is proposed to be modified pursuant to Shareholder Proposal Number 8. The following is a summary of the current terms, prior to amendment, of his employment agreement.

         TERM: The initial term is for three years ending October 18, 2002. Commencing October 19, 2002 and each anniversary after this date, the term is automatically extended for one additional year unless either Mr. Schlossmann or Nationwide gives written notice to the other within 90 days preceding the anniversary date that he or it does not desire to extend the term for the additional one-year period.

         CASH COMPENSATION:                 Base salary of $162,000 per year,
                                            subject to increase at the
                                            discretion of the Entrade board of
                                            directors.

         STOCK OPTIONS:                     Option to purchase 200,000 shares of
                                            our common stock at $9 per share,
                                            all fully vested and exercisable for
                                            ten years commencing October 15,
                                            1999.

         TERMINATION:                       If Nationwide terminates his
                                            employment during the initial term
                                            other than for cause or he
                                            terminates the agreement during the
                                            initial term for good reason, Mr.
                                            Schlossmann is entitled to the
                                            payment of his base salary through
                                            the later of the end of the initial
                                            term or six months from the date of
                                            the notice of termination.  If
                                            Nationwide elects not to extend his
                                            employment for any additional one-
                                            year period other than for cause or
                                            the termination occurs during a
                                            renewal term, Mr. Schlossmann is
                                            entitled to payment of his base
                                            salary then in effect through the
                                            later of the current extended term
                                            or six months from the effective
                                            date of the termination.

JOHN H. DORR EMPLOYMENT AGREEMENT

         On September 15, 2000, TruckCenter.Com, Inc. entered into an agreement with John Dorr. Under the agreement, Mr. Dorr agreed to become the President and Chief Executive Officer of Truckcenter.com Inc. After a strategic decision to integrate Truckcenter.com Inc. into Nationwide, Mr. Dorr became Entrade's Executive Vice President and his employment agreement was amended with Entrade becoming his employer. The following is a summary of the terms of the employment agreement between Mr. Dorr and the Company:

         TERM: The initial term ends May 1, 2001 unless sooner terminated, subject to six (6) month renewal terms as may be agreed by Mr. Dorr and the Company.

         CASH COMPENSATION:                 Base salary of $225,000 per year.
                                            Mr. Dorr is entitled to receive an
                                            initial bonus of $150,000 payable
                                            1/3 November 3, 2000, 1/3 December
                                            3, 2000 and 1/3 January 3, 2001
                                            and a discretionary bonus in an
                                            amount up to 30% of his Base Salary
                                            payable within 15 days after the
                                            expiration of the term of his
                                            employment.

         STOCK OPTIONS:                     Options to purchase 100,000 shares
                                            of Entrade's common stock at $5.125,
                                            exercisable as to 15,000 shares
                                            commencing September 15, 2000,
                                            35,000 additional shares commencing
                                            September 15, 2001, 25,000
                                            additional shares commencing
                                            September 15, 2002 and 25,000
                                            additional shares commencing
                                            September 15, 2003, all exercisable
                                            until September 14, 2010.  All
                                            options vest immediately if Mr. Dorr
                                            is not retained by Entrade (other
                                            than for Cause or if Mr. Dorr does
                                            not accept continued employment).

                                            Options to purchase 75,000 shares of
                                            Truckcenter.com common stock at
                                            $13.044, exercisable as to 25,000
                                            shares commencing September 15,
                                            2001, 25,000 additional shares
                                            commencing September 15, 2002 and
                                            25,000 additional shares commencing
                                            September 15, 2003, all exercisable
                                            until September 14, 2010.

         TERMINATION:                       If we terminate his employment
                                            during the initial term for cause or
                                            he terminates the agreement during
                                            the initial term, Mr. Dorr is
                                            entitled to the payment of his base
                                            salary and any bonuses due prorated
                                            through the date of termination.
                                            Unless the termination is for cause,
                                            Entrade will pay for medical, dental
                                            and long term disability insurance
                                            for one year after termination.

                               STOCK OPTION PLANS

THE 1985 AND 1996 OPTION PLANS

         The Restated 1985 Stock Option Plan and 1996 Stock Option Plan provide for the grant of options to purchase our common stock that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and non-qualified options to key employees and non-employee directors of Entrade, its subsidiaries and affiliated entities.

         As of December 31, 2000, we had granted options to purchase an aggregate of 75,800 shares of our common stock granted to our employees under the 1985 Plan at exercise prices of $3.65 and $3.75. All of the options granted under the 1985 Plan are fully vested and expire September 19, 2001 or January 8, 2003. The 1985 Plan will remain in effect until all options granted under the 1985 Plan have been satisfied by the issuance of shares or the expiration of the outstanding options, but no new options may be granted under the 1985 Plan.

         As of December 31, 2000, we had granted options to purchase an aggregate of 2,061,000 shares of our common stock under the 1996 Plan at exercise prices ranging from $4.75 to $22.3125.

         No shares of our common stock remain available for grant under the 1996 Plan as of December 31, 2000.

THE 1996 DISINTERESTED DIRECTORS STOCK OPTION PLAN

         As of December 31, 2000, we had outstanding nonqualified options to purchase an aggregate of 175,000 shares of our common stock granted to directors under the 1996 Disinterested Directors Plan at exercise prices of $3.125 to $40.00.

         An aggregate of 10,000 shares of our common stock remain available for grant under the 1996 Disinterested Director Plan as of December 31, 2000.

THE 1999 NON-QUALIFIED STOCK OPTION PLAN

         As of December 31, 2000, options to purchase an aggregate of 1,600,000 shares of our common stock to Robert D. Kohn have been granted, and three current employees of entrade.com under the 1999 Non-Qualified Plan at an exercise price of $2.75 per share. The options become exercisable in three equal installments on December 1, 1999, February 18, 2000 and February 18, 2001. The options will expire on the earlier to occur of:

                  -        February 23, 2009;

                  - the date of each employee's termination of employment for cause;

                  - the expiration of three months from the date of the employee's termination other than for cause or from the date of the employee's voluntary resignation unless the termination results from the employee's retirement, death or disability; or

                  - the expiration of one year from the date of the employee's termination by reason of his retirement, death or disability.

THE 1999 NONQUALIFIED STOCK OPTION AGREEMENT OF NON-EXECUTIVE OFFICER EMPLOYEES


         The 1999 Nonqualified Stock Option Agreement Of Non-Executive Officer Employees provides for the grant of options to purchase our common stock as non-qualified options to key non-executive officer employees of Entrade, its subsidiaries and affiliated entities.

         As of December 31, 2000, awards with respect to 1,960,000 shares of Common Stock had been granted under the 1999 Plan, of which no options to purchase have been exercised.

         No shares of our common stock remain available for grant under the 1999 Plan as of December 31, 2000.

                           RELATED PARTY TRANSACTIONS

ROBERT D. KOHN AND WORLDWIDE

         Mr. Kohn served as Chief Executive Officer, President and Chairman of WorldWide until September 1999 and as president of entrade.com and a director of Entrade and entrade.com until April 2000. As of July 20, 1999, Mr. Kohn owned 4,800,000 shares, or approximately 5% of the outstanding shares of common stock of WorldWide. Prior to the merger of a subsidiary of Entrade into Artra in September 1999, WorldWide owned 90% of the outstanding shares of our common stock and currently owns approximately 10.83% of the outstanding shares of our common stock. The shares of WorldWide owned by Mr. Kohn include 475,000 shares issued in 1999 in connection with the assignment to Energy Trading Company in 1998 of his 4.5% ownership interest in BarterOne LLC and other accrued, unpaid compensation and benefits relative to his employment by PECO Energy, the parent company of Energy Trading Company.

         Under the merger agreement, for as long as WorldWide's percentage ownership of our common stock calculated on a fully diluted basis is at least 5%, we must use our best efforts to cause WorldWide's designee who is mutually acceptable to WorldWide and our board of directors to be elected to the our board of directors.

         Concurrently with the execution of the merger agreement, we acquired intellectual property necessary for the conduct of entrade.com's e-commerce business and 25% of the shares of the voting common stock of assetTRADE.com from WorldWide in exchange for 1,800,000 shares of our common stock, $800,000 in cash and a note for $500,000, which note was paid upon the closing of the merger.

         On February 16, 1999, we issued to Energy Trading Company 200,000 shares of our common stock, and paid Energy Trading Company $100,000 in cash upon closing of the merger in September 1999, in exchange for retained rights Energy Trading Company held in entrade.com's e-commerce business.

         Artra also agreed with both WorldWide and Energy Trading Company that it would provide a minimum of $4,000,000 in funding for entrade.com. Under separate loan agreements, Artra agreed to loan us up to $2,000,000 to fund the $800,000 cash payment to WorldWide and provided funding for entrade.com until the closing of the merger.

         The total consideration for the purchased assets, therefore, was 2,000,000 shares of our common stock and an aggregate of $5,400,000 in cash and committed funding.

         In August 1999, WorldWide agreed to loan us up to $500,000 to fund our operations from the date of the loan to the closing date under the merger agreement. The principal amount of approximately $405,000 was repaid to WorldWide on the closing date of the merger.

         In December 1998, entrade.com licensed its MARS and ORBIT software to assetTRADE.com. Mr. Kohn was Chief Executive Officer of assetTRADE.com. Pursuant to the terms of the software license agreements, entrade.com and assetTRADE.com agreed to pay the other 20% of the gross profits derived from any business referred by the other party. Additionally, assetTRADE.com, Henry Butcher International, and Michael Fox International agreed to use entrade.com exclusively for all of their on-line business applications and entrade.com and Positive Asset Remarketing agreed to use assetTRADE.com, Henry Butcher International and Michael Fox International exclusively for their disposition of corporate assets made in connection with any auctions and private treaty sales.

         In September 1999, entrade.com licensed its transaction software to ATM Service, Ltd., (d/b/a ATMCenter.com), of which WorldWide owns approximately 52%. In exchange for the license of entrade.com's transaction software, entrade.com is to receive $1,500,000, payable in the form of trade credits and monthly royalties computed upon the number of transactions generated using the licensed software.

         On April 12, 2000, we entered into a stock purchase agreement with Positive Asset Remarketing, Mr. Kohn and certain other parties, pursuant to which we terminated a prior agreement to acquire Positive Asset Remarketing and agreed to acquire from Positive Asset Remarketing 7,350,000 shares of the class A common stock of assetTRADE.com in exchange for a cash payment of $3,488,000 and 964,000 shares of our common stock; the number of shares of our common stock to be issued to Positive Asset Remarketing is subject to adjustment in certain cases. The transaction increased our interest in assetTRADE.com to 50% of the class A common stock of, and approximately 28.08% (on a fully diluted basis) of all equity interests in, assetTRADE.com.

JOHN HARVEY

         The John Harvey Family Trust is the owner of the real estate at 500 Central Avenue, Northfield, Illinois, the corporate offices of Entrade. The trust acquired the real estate in September 1996. Pursuant to a lease agreement dated as of January 1, 2000 between the trust and us, we lease approximately 12,700 square feet at the location at an annual rental of $279,246, subject to annual increases based upon the consumer price index, for a period of 5 years. In our opinion, our rental obligations to the trust under our lease do not exceed the fair market value for similar rentals. John Harvey is the grantor and beneficiary of the trust.

         Pursuant to a lease agreement dated as of January 1, 2000 between the John Harvey Family Trust and Artra, Artra leased approximately 800 square feet at 500 Central Avenue, Northfield, Illinois, at an annual rental of $17,600, subject to annual increases based upon the consumer price index, for a term of 5 years. This lease with Artra terminated effective July 1, 2000.

PETER R. HARVEY

         On November 8, 2000 the Company loaned Peter R. Harvey the amount of $105,500.00. The loan was repaid in full without interest on December 21, 2000.

         In May of 2000, Entrade entered into a series on notes totaling $7,000,000 secured by a pledge by Entrade of it's interests in Nationwide, assetTrade.com, Inc. and AssetControl Corporation, LLC. Technical defaults by Entrade have occurred under the Pledge agreement relating to the notes. To cure such defaults, Mr. Harvey has agreed to personally guaranty Entrade's debt to the holders of the notes.

         As of January 23, 2001 Mr. Harvey has loaned Entrade $135,000.00.

DON G. HAIDL AND COREY P. SCHLOSSMANN

         In September 1990, Mr. Haidl, the beneficial owner as of December 31, 2000 of 8.12% of the outstanding shares of Entrade common stock, and two unaffiliated persons agreed to lease a portion of the premises located at 13005 East Temple Avenue, City of Industry, California, to Asset Liquidation Group, one of the constituent companies of Nationwide. Pursuant to the lease agreement, Nationwide is obligated to, among other things, pay the mortgagee of the premises $11,715.44 per month until the end of the original term of the lease agreement and pay Mr. Haidl and each of the other two property owners $4,497.14 per month for the first five years of the original term of the lease agreement, $5,500 per month for the remaining two years of the original term of the lease agreement, and $7,000 per month for each year of any option period.

         In October 1999, we acquired our Nationwide subsidiaries from Don G. Haidl, Corey P. Schlossmann and their affiliates for an aggregate of 1,570,000 shares of our common stock, short-term notes in the aggregate principal amount of $4,800,000, term notes in the aggregate principal amount of $14,000,000, and an aggregate of $6,000,000 in cash. In January 2000, in accordance with the stock purchase agreement pursuant to which we acquired our Nationwide subsidiaries, the short-term notes with a principal balance of approximately $4,800,000 plus accrued interest were converted into 278,985 shares of our common stock. Under the remaining notes, Entrade made a payment of $3,500,000 in March 2000, with an addition $1,000,000 in May 2000. In March, Entrade entered into promissory note satisfaction agreements with Mr. Haidl and Mr. Schlossmann pursuant to which the remaining term notes would have been satisfied through the acceleration of certain payments due under the notes and the conversion of the term notes into shares of our common stock, which were to have been registered with the Securities and Exchange Commission. Entrade failed to file the appropriate registration statement with the SEC and the original notes were reinstated. We were to make an additional payment to Mr. Haidl and Mr. Schlossmann on October 1, 2000 but failed to do so, and we were in default of our payment to them.

         In January 2001, the company's board of directors approved a restructuring of the notes due to Mr. Haidl and Mr. Schlossmann, effective as of October 1, 2000. The restructuring provides that the amounts currently owed to Mr. Haidl and Mr. Schlossmann of $9,500,000 shall be evidenced by new promissory notes and shall be secured by a second position in Entrade's ownership in Nationwide, assetTrade.com and assetControl Corporation. The restructuring further provides:

         1. The new notes due to Mr. Haidl and Mr. Schlossmann provide for an interest rate of 10% per annum and contain a right to convert up to $3,000,000 of the collective principal outstanding under the notes into shares of Entrade common stock at $2.875 per share. The notes are repayable $500,000, upon signing and the balance is due October 1, 2001.

         2. A new ten year option plan for Nationwide employees to purchase up to 750,000 shares of Entrade at $1.063 per share which vest 1/3 now, 1/2 monthly over the 1st 12 months and 1/6 over the 2nd 12 months.

         3. A three year employment agreement between Mr. Schlossmann and Entrade and Nationwide increasing his salary to $250,000 per year and naming Mr. Schlossmann as CEO of Entrade and Nationwide. Entrade will owe Mr. Schlossmann two times his base salary in the event of a 35% change of control of Entrade ownership. Mr. Schlossmann is entitled to severance equal to the greater of the balance of the contract term or six months if he is terminated without cause and his non-compete and non-solicitation agreements with Entrade shall expire immediately. Termination for cause is not effective until the $9,500,000 notes are repaid.

         4. A two year consulting agreement from July 1, 2000 with Mr. Haidl providing compensation at $200,000 per year. Termination and change of control provisions are the same as those in Mr. Schlossmann's Agreement. Mr. Haidl has no indemnity liability to Entrade. If Entrade defaults on any provisions of the Restructing Agreement, Mr. Haidl's non-compete agreement expires.

         5. Ten year Options to Mr. Haidl and Mr. Schlossmann to each purchase 500,000 common shares of Entrade at $1.063, which vest immediately and are non-forfeitable.

         6. The issuance to Mr. Haidl & Mr. Schlossmann of 420,000 shares of Entrade common stock with additional penalties of 70,000 shares per month from January 1, 2001, until such shares are registered with the Securities and Exchange Commission. Mr. Haidl & Mr. Schlossmann shall have a right to put the shares back to Entrade at a pre-determined average market price per share.

         7. An option to Mr. Haidl and Mr. Schlossmann to purchase certain real estate in Benecia, California currently owned by Nationwide which has an appraised value of $4,200,000, less a loan due to a Banking Institution of $2,600,000. Upon exercise, the excess purchase price over the Bank loan will be applied to reduce the balance due on the $9,500,000 Notes.

         8. The issuance to Mr. Haidl (200,000) and Mr. Schlossmann (20,000) of five year warrants to purchase a total of 220,000 shares of Entrade common stock at $2.875 per share.

         Messrs. Haidl and Schlossmann participated in a May 2000 private placement financing, by purchasing $2,000,000 aggregate principal amount of the secured promissory notes issued in that transaction. As part of that transaction, Messrs. Haidl and Schlossmann received warrants to receive a total of 80,000 shares of our common stock at a price of $16.21 per share. The secured promissory notes and warrants were issued for $1,000,000 cash and the exchange of $1,000,000 principal amount of the secured promissory notes for $1,000,000 aggregate principal amount of the long-term notes issued to Messrs. Schlossmann and Haidl in the Nationwide acquisition.

HOWARD R. CONANT

         In May of 2000, Mr. Conant loaned Entrade $1,000,000 in exchange for a promissory note in that amount due on July 1, 2001, with interest at 15% payable quarterly, and warrants for 40,000 shares of our common stock exercisable at a price of $16.21 per share and expiring in 5 years.

                             PERFORMANCE INFORMATION

         Set forth below in tabular form is a comparison of the total shareholder return (annual change in share price plus dividends paid, if any, assuming reinvestment of dividends when paid) assuming an investment of $100.00 of the starting date for the period shown for Entrade, the Dow Jones Equity Market index (a broad equity market index which includes the stock of companies traded on the New York Stock Exchange) and the Dow Jones Industrial Index. No dividends were paid on Entrade common stock during the period shown. The return is based on the annual percentage change during each fiscal year in the five year period ended on December 31, 2000.

                                  Entrade Inc.
                             Stock Price Performance
                     [December 31, 1995 - December 31, 2000]

                      ENTRADE INC.                  DOW JONES EQUITY MARKET INDEX             DOW JONES INDUSTRIAL INDEX

                                                                    DOW JONES EQUITY                           DOW JONES
  DATE        CLOSING PRICE   ENTRADE INC.       CLOSING PRICE(*)     MARKET INDEX         CLOSING PRICE   INDUSTRIAL INDEX(*)
12/31/95          6.125         100.000               163.42            100.000               5117.125          100.000

12/31/96          6.375         104.082               199.41            122.023               6448.27           128.890

12/31/97          4.125          67.347               262.84            160.837               7908.25           161.040

12/31/98          4.188          68.376               328.28            200.881               9181.43           190.280

12/31/99         40.875         667.347               402.88            246.530              11497.12           242.050

12/31/00          0.812          13.257               365.54            223.681              10786.85           230.650

(*) Total Return Close


                                  PROPOSAL TWO:
         APPROVAL OF AN AMENDMENT TO THE 1999 NONQUALIFIED STOCK OPTION
                  AGREEMENT OF NON-EXECUTIVE OFFICER EMPLOYEES


         The Board of Directors adopted, and approved, the Company's 1999 Nonqualified Stock Option Agreement of Non-Executive Officer Employees (the "1999 Plan") in 1999. The 1999 Plan is designed to retain, motivate and reward eligible employees by providing such personnel long term equity participation in the Company. It is intended to provide incentive to such personnel to maximize the financial performance and long-term growth of the Company and to enable the Company to enlist and retain qualified personnel for the successful conduct of its business.

         A total of 1,000,000 shares of Common Stock have been reserved for issuance under the 1999 Plan. As of December 31, 2000, awards with respect to 1,960,000 shares of Common Stock had been granted under the 1999 Plan, including 39,000 which have been forfeited, of which no options to purchase have been exercised. In order to continue to retain, motivate and reward such personnel, the Board of Directors has approved an amendment to the Plan to increase the number of shares authorized for issuance thereunder by an aggregate of 1,000,000 additional shares, to a total of 2,000,000 shares of Common Stock. If Proposal Two is approved, a total of 79,600 shares of Common Stock would be available for future grants. Additionally, we estimate an additional 1,100,000 shares will be available as the exercise period for terminated employees expires.
         During 1999 and 2000, the Board granted a net of 921,000 stock options under the 1999 Plan that were contingent upon approval of Proposal Two. If Proposal Two is not approved, the grants of options will be cancelled.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required for adoption of the amendment to the 1999 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE 1999 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE.

                                 PROPOSAL THREE
         APPROVAL OF AN AMENDMENT TO THE 1996 EMPLOYEE STOCK OPTION PLAN

         The Board of Directors adopted, and the stockholders approved, the Company's 1996 Employee Stock Option Plan (the "1996 Plan") in 1996. The 1996 Plan is designed to retain, motivate and reward eligible employees by providing such personnel long term equity participation in the Company. It is intended to provide incentive to such personnel to maximize the financial performance and long-term growth of the Company and to enable the Company to enlist and retain qualified personnel for the successful conduct of its business.

         A total of 2,000,000 shares of Common Stock have been reserved for issuance under the 1996 Plan. As of December 31, 2000, awards with respect to 3,584,500 shares of Common Stock had been granted under the 1996 Plan, 525,000 of which have been forfeited, of which options to purchase 350,748 shares of Common Stock have been exercised. In order to continue to retain, motivate and reward such personnel, the Board of Directors has approved an amendment to the Plan to increase the number of shares authorized for issuance thereunder by an aggregate of 2,000,000 additional shares, to a total of 4,000,000 shares of Common Stock. If Proposal Three is approved, a total of 940,500 shares of Common Stock would be available for future grants. Additionally, we anticipate that an additional 1,500,000 shares will be available as the exercise period for terminated employees expires.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required for adoption of the amendment to the 1996 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE 1996 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE.

                                  PROPOSAL FOUR
                           APPROVAL OF AN AMENDMENT TO
               THE 1996 DISINTERESTED DIRECTORS' STOCK OPTION PLAN

         The Board of Directors adopted, and the stockholders approved, the Company's 1996 Disinterested Directors' Stock Option Plan (the "Directors' 1996 Plan") in 1996. The Directors' 1996 Plan is designed to retain, motivate and reward directors by providing the directors long term equity participation in the Company. It is intended to enable the Company to enlist and retain qualified directors for the successful conduct of its business.

         A total of 200,000 shares of Common Stock have been reserved for issuance under the Directors' 1996 Plan. As of November 30, 2000, awards with respect to 190,000 shares of Common Stock had been granted under the Directors' 1996 Plan, of which options to purchase 15,000 shares of Common Stock have been exercised. In order to continue to retain, motivate and reward directors, the Board of Directors has approved an amendment to the Plan to increase the number of shares authorized for issuance thereunder by an aggregate of 200,000 additional shares, to a total of 400,000 shares of Common Stock. If Proposal Four is approved, a total of 222,500 of Common Stock would be available for future grants.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required for adoption of the amendment to the Directors' 1996 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE DIRECTORS' 1996 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE.

                                 PROPOSAL FIVE:
            APPROVAL OF GRANTS OF STOCK OPTIONS TO EXECUTIVE OFFICERS

Norman Smagley

         Pursuant to an Employment Agreement between the Company and Norman Smagley dated March 9, 2000, Norman Smagley, as Entrade's Executive Vice President and Chief Financial Officer, was granted options to purchase 150,000 Entrade's Common Stock at $25.375 per share exercisable: 50,000 shares commencing April 3, 2001; 50,000 shares commencing April 3, 2002; 50,000 shares commencing April 3, 2003; all exercisable until April 3, 2010.

Corey P. Schlossmann

         Pursuant to an Employment Agreement between the Nationwide and Corey P. Schlossmann dated October 15, 1999, Corey P. Schlossmann as an executive officer of Nationwide, was granted options to purchase 200,000 shares of Entrade's Common Stock at $9 per share, all fully vested and exercisable for ten years commencing October 15, 1999.

John H. Dorr

         Pursuant to an Employment Agreement between the Company and John H. Dorr dated November 1, 2000, John Dorr, as Entrade's Executive Vice President, was granted options to purchase 100,000 Entrade's Common Stock at $5.125 per share exercisable as to 15,000 shares commencing September 15, 2000, 35,000 additional shares commencing September 15, 2001, 25,000 additional shares commencing September 15, 2002 and 25,000 additional shares commencing September 15, 2003, all exercisable until September 14, 2010.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required for the ratification of the options to Entrade's executive officers.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE OPTIONS TO ITS EXECUTIVE OFFICERS.

                                  PROPOSAL SIX:
          APPROVAL OF GRANTS OF STOCK OPTIONS TO EXECUTIVE OFFICERS AND
                                    DIRECTORS

         On August 9, 2000, the Board of Directors approved certain options to certain officers under the 1996 Stock Option Plan and directors under the 1996 Disinterested Directors Stock Option Plan. The options were designed to retain, motivate and reward the officers and directors by providing them additional long term equity participation in the Company. It is intended to enable the Company to enlist and retain qualified employees and directors for the successful conduct of its business. The options were for shares exercisable at the price of $5.125 per shares exercisable until August 8, 2010 which vests 1/3 August 9, 2001, 1/3 August 9, 2002 and 1/3 August 9, 2003. The following individuals received options in the following amounts:

         Peter R. Harvey                       75,000
         John Harvey                           25,000
         John G. Hamm                          75,000
         Corey Schlossmann                    150,000
         Norman Smagley                       150,000

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required for the ratification of the options to Entrade's executive officers and directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE OPTIONS TO ITS EXECUTIVE OFFICERS AND DIRECTORS.

                                 PROPOSAL SEVEN:
          APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO
                        INCREASE AUTHORIZED COMMON STOCK

         The Board of Directors believes that it is in Entrade's best interest to amend the Company's articles of incorporation to increase the number of shares of common stock the company is authorized to issue from 40 million to 75 million and to increase the number of preferred shares from 4 million to 20 million.

         As of December 31, 2000, approximately 17,788,537 of Entrade's currently authorized common shares were issued and outstanding and no preferred shares were issued and outstanding. Of the remaining authorized common shares, approximately 8,783,676 shares were reserved for issuance on connection with the company's stock-based compensation plans and warrants issued.

         During 1999 and 2000, Entrade acquired companies. We may acquire additional companies. From time to time, we pay for acquisitions with Entrade stock. The Board believes that the proposed increase in the number of authorized shares is desirable to maintain the Company's flexibility in choosing how to pay for acquisitions and other corporate actions such as equity offerings to raise capital and adoption of additional benefit plans. The Board will determine the terms of any such issuance of additional shares.

         If this proposal is approved, all or any of the authorized shares may be issued without further shareowner action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the shareowners for subscription. The issuance of shares on other than a pro-rata basis to all shareowners would reduce the proportionate interest in the company of each shareowner.

         We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the company.

         We do not have any current plans, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares that exceeds the amount currently authorized but unissued.

         If this proposal is approved the first paragraph of Article Fifth of the Articles of Incorporation shall read as follows:

                  "FIFTH. The number of shares which the Corporation has authority to issue is 75,000,000 shares of common stock (the "Common Stock"), with out par value, and 20,000,000 shares of preferred stock (the "Preferred Stock"), par value $1,000 per share. The Board of Directors shall have the authority to authorize the issuance, from time to time without any vote or other action by the shareholders, of any or all shares of stock of the Corporation of any class at any time authorized."

         The affirmative vote of a majority of the votes cast by all shareholders entitled to vote (at which a quorum is present) is required for the ratification of the amendment to Entrade's Articles of Incorporation. The Board has unanimously adopted resolutions setting forth the proposed amendment to the articles of incorporation, declaring its advisability and directing that the proposed amendment be submitted to the shareowners for their approval at the annual meeting. If approved by the shareowners, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Pennsylvania.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREOWNERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                 PROPOSAL EIGHT:
                   RESTRUCTURING OF NOTE TO COREY SCHLOSSMANN

         Pursuant to promissory notes issued to Mr. Schlossmann and Mr. Haidl in connection with Entrade's purchase of Nationwide, we were to make a payment to Mr. Schlossmann and Mr. Haidl on October 1, 2000 but failed to do so, and we were in default of our payment to them (see RELATED PARTY TRANSACTIONS DON G. HAIDL AND COREY P. SCHLOSSMANN).

         In January 2001, the company's board of directors approved a restructuring of the notes due to Mr. Haidl and Mr. Schlossmann. The Company's board of directors is of the opinion that if the proposal is not approved, the potential of legal action arising from the default is significant. Such legal action could have a material adverse effect on the business of Nationwide and Entrade. Since Mr. Schlossmann is an executive officer and director of Entrade, shareholder approval is required of transactions between Entrade and Mr. Schlossmann. The restructuring provides that the $9,500,000 currently owed to Mr. Haidl and Mr. Schlossmann on an unsecured basis shall be evidenced by new promissory notes to be secured by a second position in Entrade's ownership in Nationwide, assetTrade.com, Inc. and assetControl Corporation LLC. The restructuring further provides:

         1. The new notes due to Mr. Haidl and Mr. Schlossmann provide for an interest rate of 10% per annum and contain a right to convert up to $3,000,000 of the collective principal outstanding under the notes into shares of Entrade common stock at $2.875 per share. The notes are repayable $500,000, upon signing and the balance is due October 1, 2001.

         2. A three year employment agreement between Mr. Schlossmann and Entrade and Nationwide increasing his salary to $250,000 per year and naming Mr. Schlossmann as CEO of Entrade and Nationwide. Entrade will owe Mr. Schlossmann two times his base salary in the event of a 35% change of control of Entrade ownership. Mr. Schlossmann is entitled to severance equal to the greater of the balance of the contract term or six months if he is terminated without cause and his non-compete and non-solicitation agreements with Entrade shall expire immediately. Termination for cause is not effective until the $9,500,000 notes are repaid.

         3. A two year consulting agreement from July 1, 2000 with Mr. Haidl providing compensation at $200,000 per year. Termination and change of control provisions are the same as those in Mr. Schlossmann's Agreement. Mr. Haidl has no indemnity liability to Entrade. If Entrade defaults on any provisions of the Restructuring Agreement, Mr. Haidl's non-compete agreement expires.

         4. Ten year Options to Mr. Haidl and Mr. Schlossmann to each purchase 500,000 common shares of Entrade at $1.063, which vest immediately and are non-forfeitable.

         5. The issuance to Mr. Haidl & Mr. Schlossmann of 420,000 shares of Entrade common stock with additional penalties of 70,000 shares per month from January 1, 2001, until such shares are registered with the Securities and Exchange Commission. Mr. Haidl & Mr. Schlossmann shall have a right to put the shares back to Entrade at a pre-determined average market price per share.

         6. An option to Mr. Haidl and Mr. Schlossmann to purchase certain real estate in Benicia, California currently owned by Nationwide which has an appraised value of $4,200,000, less a loan due to a Banking Institution of $2,600,000. Upon exercise, the excess purchase price over the Bank loan will be applied to reduce the balance due on the $9,500,000 Notes.

         7. The issuance to Mr. Haidl (200,000) and Mr. Schlossmann (20,000) of five year warrants to purchase a total of 220,000 shares of Entrade common stock at $2.875 per share.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required for the ratification of the issuances of Entrade's securities to Mr. Schlossmann.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE RESTRUCTURING OF ENTRADE'S NOTE TO MR. SCHLOSSMANN.

                                 PROPOSAL NINE:
          APPROVAL OF ENTRADE INC. 2001 NATIONWIDE EMPLOYEES' QUALIFIED
                           INCENTIVE STOCK OPTION PLAN

         As a part of the restructuring of the notes to Mr. Haidl and Mr. Schlossmann, the Board of Directors has approved a new employees stock option plan for the employees of Nationwide. The Entrade Inc. 2001 Nationwide Employees' Qualified Incentive Stock Option Plan provides for the grant of options to purchase our common stock that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code to employees of Nationwide. The plan is designed to retain, motivate and reward eligible employees by providing such personnel long term equity participation in the Company. It is intended to provide incentive to such personnel to maximize the financial performance and long-term growth of the Company and to enable the Company to enlist and retain qualified personnel for the successful conduct of its business. The plan is for a term of ten (10) years and reserves 750,000 shares of the common stock of Entrade for purchase at $1.063 per share which vest 1/3 now, 1/2 monthly over the 1st 12 months and 1/6 over the 2nd 12 months.

         The Board has not determined what action it will take if the new plan is not approved by the shareholders. As noted above under Proposal Eight-Restructuring of Note with Corey Schlossmann, the Company's board of directors is of the opinion that if the proposal is not approved, the potential of legal action arising from the default is significant. Such legal action could have a material adverse effect on the business of Nationwide and Entrade.

         A copy of the new plan was filed electronically with the Securities and Exchange Commission with this proxy statement.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required for the approval of the Entrade Inc. 2001 Nationwide Employees' Qualified Incentive Stock Option Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ENTRADE INC. 2001 NATIONWIDE EMPLOYEES' QUALIFIED INCENTIVE STOCK OPTION PLAN.

                                  PROPOSAL TEN:
                              SELECTION OF AUDITORS

         The Board of Directors appointed PricewaterhouseCoopers, LLP independent certified public accountants, to audit the financial statements of the Company and its wholly-owned subsidiaries for the fiscal year ending December 31, 2000. PricewaterhouseCoopers has served as principal auditors for the Company since 1962.

         This appointment is being presented to shareholders for ratification. The favorable vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment.

         A representative of PricewaterhouseCoopers is expected to attend the meeting and will be afforded an opportunity to make a statement if he desires to do so. He is also expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A CONTRARY VOTE OR AUTHORITY WITHHELD IS SPECIFIED.

                            SHAREHOLDERS' PROPOSALS

         Any shareholder may notify management of his intention to present a proposal for action at the next annual meeting by delivery of a notice to be reviewed by management not less than 120 calendar days in advance of the solicitation date of Entrade's next annual meeting or for action at any other meeting at a reasonable time before solicitation is made, and any proposal received by October 9, 2001 will be considered for action at the next annual meeting. Such notices should be submitted to Entrade Inc. 500 Central Avenue, Northfield, Illinois 60093, Attention: Corporate Secretary.

                           GENERAL AND OTHER MATTERS

         Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

         The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

You are urged to sign and return your proxy



____________________________________________
Secretary

HAVE YOU MOVED?

Entrade Inc.
500 Central Avenue
Northfield, Illinois 60093

Please change my address on the books of Entrade Inc.



___________________________________________________________________
Name of Owner


___________________________________________________________________
Print Name exactly as it appears on Stock Certificate


________________________________________________________________________________
From (Old Address)
(Please print)


________________________________________________________________________________
To (New Address) Street Address          City or Town        State      Zip Code


Date_____________

Signature _________________________________________________________
Owner(s) should sign name(s) exactly as appears on Stock Certificate. If this form is signed by a representative, evidence of authority should be supplied.

MAY BE ENCLOSED IN ENVELOPE WITH PROXY CARD

                                   APPENDIX A

                                  ENTRADE INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         The audit committee shall be composed of board members who are independent of the management of Entrade Inc. (the "Company") and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. Such members of the audit committee shall be able to read and understand fundamental financial statements or will become able to do so in a reasonable period of time after the appointment to the audit committee. At least one member of the audit committee shall have past employment experience in finance or requisite professional certificate in accounting or other comparable experience or background. The committee may be modified from time to time by a simple majority vote of the board of directors. The chair of the committee will report to the board at each full meeting of the directors on the committee's activities and recommendations.


STATEMENT OF POLICY

         Senior operating management of the Company, as overseen by the board of directors, is responsible for the Company's internal controls. The audit committee shall assist the Company's board members in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws and regulations. In so doing, the audit committee shall be responsible for maintaining open communication among board members, the independent auditors and the management of the Company.

RESPONSIBILITIES

         In carrying out its responsibility, the audit committee will:

         - Review and recommend to the board the independent auditors to be selected to audit the financial statements of the Company. In addition, the committee will review the auditors' fees to determine whether they are appropriate for the services they render.

         - Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be performed.

         - Meet with the independent auditors and management of the Company at the conclusion of the audit to review the results of the audit, including any comments or recommendations of the independent auditors, especially the contents of any auditors' letter to management.

         - Confirm and assure the independence of the independent auditors and review any management consulting services provided by the independent auditors and the related fees.

         - Review with the independent auditors and with the financial and accounting personnel the adequacy and effectiveness of the Company's internal controls and elicit any recommendations for improving the internal controls or particular areas where new or more detailed controls or procedures are desirable.

         - Review legal and regulatory matters that may have a material effect on the financial statements.

         - Inquire of management and the independent auditors regarding significant risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Company.

         - Review the financial statements contained in the annual report to shareholders with management and the independent auditors prior to their release to the public.

         - Inquire of the independent auditors regarding their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosures. Also inquire of the auditors regarding their reasoning in accepting or questioning management's significant estimates, changes or proposed changes in accounting principles and disclosure practices management employs for new transactions or events.

         - Provide sufficient opportunity at all meetings of the audit committee for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial personnel and the cooperation which the independent auditors received during the course of the audit.

         - Consider whether audit committee members are provided with appropriate background information and training and, when necessary, seek such information and training from management or the independent auditors.

         - Submit the minutes of all meetings of the audit committee to the board.

         - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         - Review the Company's proxy statement disclosure concerning the report of the audit committee and the independence of the members of the audit committee, include the audit committee charter as an exhibit to the Company's proxy statement at least once every three years, review and reassess the adequacy of the audit committee charter on an annual basis and recommend any changes to the audit committee charter to the board.

         - Verify that the Company's auditors and the audit committee members have reviewed the Company's financial information prior to releasing the information to the public and filing the Company's Form 10-Q Reports.

                                  ENTRADE INC.
            2001 QUALIFIED STOCK OPTION PLAN FOR NATIONWIDE EMPLOYEES

         1. Purpose. The purpose of the Entrade Inc. 2001 Qualified Stock Option Plan for Nationwide Employees (the "Plan") is to further the growth, development and financial success of Entrade Inc. (the "Company") and its subsidiary, Nationwide Auction Systems ("Nationwide") by providing additional incentives to employees of Nationwide, which will enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining and motivating Nationwide employees of high caliber and potential. To accomplish these purposes, the Plan provides a means whereby employees of Nationwide may receive stock options ("Options") to purchase the Company's Common Stock, no par value (the "Common Stock").

         2.       Administration.

         (a) Composition of the Committee. The Plan shall be administered by a committee (the "Committee"), which shall be appointed by, and serve at the pleasure of, the Company's Board of Directors (the "Board"). From time to time the Board may increase or decrease the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies or remove all members of the Committee and thereafter directly administer the Plan. The initial members of the Committee shall be the President of the Company and the Chief Financial Officer of the Company; provided that, in the absence of either or both of them, the Chairman of the Company and/or the Vice Chairman of the Company may act for either such officer.

         (b) Authority of the Committee. The Committee shall have full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom Options shall be granted and the amount, size, exercise price and other terms of each such grant; to determine the time when Options shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees and all other holders of Options granted under the Plan.

         (c) Authority of the Board. Notwithstanding anything to the contrary set forth in the Plan, all authority granted hereunder to the Committee may be exercised at any time and from time to time by the Board at its election. All decisions, determinations and interpretations of the Board shall be final and binding on all optionees and all other holders of Options granted under the Plan.

         3. Stock Subject to the Plan. Subject to Section 16 hereof, the shares that may be issued under the Plan shall not exceed in the aggregate 750,000 shares of Common Stock. Such shares may be authorized and unissued shares or shares issued and subsequently reacquired by the Company. Except as otherwise provided herein, any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

         4. Eligibility To Receive Options. Persons eligible to receive Options under the Plan shall be limited to those employees of Nationwide; provided that no person who is either an officer of the Company, as that term is defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, or a director of the Company shall be eligible to receive Options under the Plan.

         5. Types of Options. Grants may be made at any time and from time to time by the Committee in the form of options to purchase shares of Common Stock. Options granted hereunder shall be qualified stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the. "Code") or any amendment or substitute thereto ("Qualified Stock Options").

         6. Option Agreements. Options for the purchase of Common Stock shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Options granted hereunder may be evidenced by a single agreement or by multiple agreements, as determined by the Committee in its sole discretion. Each option agreement shall contain in substance the following terms and conditions:

         (a) Type of Option. Each option agreement shall identify the Options represented thereby as Qualified Stock Options.

         (b) Option Price. Each option agreement shall set forth the purchase price of the Common Stock purchasable upon the exercise of the Option evidenced thereby.

         (c) Exercise Term. Each option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee (including the date or dates upon which the Option or any portion thereof shall first become exercisable), provided that no Option shall be exercisable after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

         7. Date of Grant. The date on which an Option shall be deemed to have been granted under the Plan shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized. Notice of the determination shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant.

         8. Exercise and Payment for Shares. Options may be exercised in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, specifying the number of shares to be purchased. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Common Stock at fair market value, or a combination thereof, as the Committee may determine from time to time and subject to such terms and conditions as may be prescribed by the Committee for such purpose. The Committee may also, in its discretion and subject to prior notification to the Company by an optionee, permit an optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the optionee will simultaneously exercise the Option and sell the shares acquired thereby through the Company's transfer agent or such brokerage firm and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Option has been exercised.

         9. Rights upon Termination of Employment. In the event that an optionee ceases to be an employee of the Company or any subsidiary of the Company for any reason other than death, retirement, as hereinafter defined, or disability (within the meaning of Section 22(e)(3) of the Code or any substitute therefor), the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. In the event that an optionee dies, retires or becomes disabled prior to the expiration of his

Option and without having fully exercised his option, the optionee or his successor shall have the right to exercise the Option during its term within a period of one year after termination of employment due to death, retirement or disability to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. As used in this Section 9, "retirement" means a separation from service by reason of an optionee's retirement at or after his earliest permissible retirement date pursuant to and in accordance with his employer's established plan, policy or practice.

         10. General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii,) the consent or approval of any government regulatory body, or (iii) the satisfaction of any tax payment or withholding obligation, or
(iv) an agreement by the recipient of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Common Stock thereunder, such Option shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         11. Rights of a Shareholder. The recipient of any option under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder unless and until certificates for shares of Common Stock are issued and delivered to him.

         12. Right to Terminate Employment. Nothing contained in the Plan or in any option agreement entered into pursuant to the Plan shall confer upon any optionee the right to continue in the employment of the Company or any subsidiary of the Company or affect any right that the Company or any subsidiary of the Company may have to terminate the employment of such optionee.

         13. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If and to the extent authorized by the Committee, in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Committee, to have shares of Common Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any such election shall be irrevocable and shall be subject to termination by the Committee, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

         14. Non-Assignability. No Option under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve. During the life of the recipient, such Option shall be exercisable only by such person or by such person's guardian or legal representative.

         15. Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such grants, the terms and provisions of Options, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Options under the Plan whether or not such persons are similarly situated.

         16.      Adjustments.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Option holder the right to exercise his Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

         (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each Option holder shall have the right to exercise his Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declaring that an Option shall terminate at a date fixed by the Committee provided that the Option holder is given notice and opportunity to exercise the then exercisable portion of his Option prior to such date.

         17. Amendment. The Committee may terminate or amend the Plan at any time, with respect to shares as to which Options have not been granted, subject to any required shareholder approval or any shareholder approval that the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Committee may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as specifically authorized herein.

         18. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

         19. Effect on Other Plans. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary of the Company. Any Options granted pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary of the Company unless specifically provided.

         20. Duration of the Plan. The Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares or have been cancelled unexercised, but no Option shall be granted more than ten years after the date the Plan is adopted by the Company.

         21. Forfeiture. Notwithstanding anything to the contrary in the Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any optionee, that the optionee has been engaged in fraud, embezzlement, theft or commission of a felony in the course of his employment or retention by the Company or any subsidiary of the Company or that the optionee has willfully disclosed confidential information of the Company or any subsidiary of the Company and that such disclosure materially damaged the Company or any subsidiary of the Company, the optionee shall forfeit all unexercised Options and all exercised options under which the Company has not yet delivered the certificates. The decision of the Committee in interpreting and applying the provisions of this
Section 21 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such optionee by the Company or any subsidiary of the Company in any manner.

         22. No Prohibition on Corporate Action. No provision of the Plan shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on the Plan or any Options granted hereunder, and no optionee or optionee's estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

         23. Indemnification. With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further action on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee or the Board, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board
(i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

         24.      Miscellaneous Provisions.

         (a) Compliance with Plan Provisions. No optionee or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any Option until a written option agreement shall have been executed by the Company and the optionee and all the terms, conditions and provisions of the Plan and the Option applicable to such optionee (and each person claiming under or through him) have been met.

         (b) Approval of Counsel. In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

         (c) Effects of Acceptance of Option. By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board and/or the Committee or its delegates.

         (d) Construction. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

                                  ENTRADE INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 MARCH 9, 2001
                                ROOSEVELT HOTEL
                            7000 HOLLYWOOD BOULEVARD
                       LOS ANGELES, CALIFORNIA 90028-6003

     The undersigned hereby appoints Norman Smagley and John G. Hamm, attorneys and proxies each with full power of substitution, to vote all shares of common stock of Entrade Inc. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held March 9, 2001, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of the card, all in accordance with and as more fully described in the accompanying Proxy Statement.

     It is understood that this proxy may be revoked at any time in so for as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

                                 (See Reverse)

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                                  ENTRADE INC.

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                             Friday, March 9, 2001
                                   10:30 a.m.
                                Roosevelt Hotel
                            7000 Hollywood Boulevard
                       Los Angeles, California 90028-6003

                                                                                                                   Please mark [x]
                                                                                                                   your votes as
                                                                                                                   indicated in
                                                                                                                   the example
                    FOR         WITHHOLD
                all nominees    AUTHORITY
                            for all nominee(s)                   FOR  AGAINST  ABSTAIN                      FOR  AGAINST  ABSTAIN
1.  Election of    [ ]            [ ]         2.  1999           [ ]    [ ]      [ ]     6.  Stock Option   [ ]    [ ]      [ ]
    Directors                                     Nonqualified Stock Option Agreement        Grants - J. Harvey, J. Hamm,
                                                                 [ ]    [ ]      [ ]         P. Harvey, C. Schlossmann,
The Board of Directors recommends that        3.  1996 Employee Stock Option Plan            N. Smagley
you vote FOR:                                                    [ ]    [ ]      [ ]                        [ ]    [ ]      [ ]
                                              4.  1996 Disinterested Director's Stock    7.  Increase the number of Authorized
Edward A. Celano, Howard R. Conant,               Option Plan                                Shares from 40,000,000 Common Shares
Peter R. Harvey, John Harvey, Robert L.                          [ ]    [ ]      [ ]         and 4,000,000 PFD shares to
Johnson, Gerard M. Kenny, John Tull,          5.  Stock Option Grants - C. Schlossmann,      75,000,000 common and 20,000,000 PFD
Corey P. Schlossmann, Maynard K. Lewis            N. Smagley, J. Dorr
                                                                                                            [ ]    [ ]      [ ]
To withhold authority for any                                                            8.  Restructing of certain notes and
individual, write the name in the space                                                      issuance of options to C.P.
provided.                                                                                    Schlossmann
                                                                                                            [ ]    [ ]      [ ]
_________________________________________                                                9.  Adopt Entrade Inc. 2001 Nationwide
                                                                                             Employees Qualified Incentive Stock
                                                                                             Option Plan
                                                                                                            [ ]    [ ]      [ ]
                                                                                                   10. Ratify Apt of
                                                                                                   PricewaterhouseCoopers LLP

                                                                                                   11. Transact any other business
                                                                                                   brought before the meeting



Signature(s)________________________________________  Dated______________ , 2001

Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
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